Exhibit 1.01

KEMET Corporation

CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2016
Report Date: March 28, 2017

INTRODUCTION

This Conflict Minerals Report for KEMET Corporation (“KEMET,” “we,” “us” or “our”) is presented to comply with Section 13(p) of the Securities Exchange Act of 1934, as amended, and Rule 13p-1 thereunder (the “Rule”) for the reporting period from January 1 to December 31, 2016.

For the reporting period from January 1 to December 31, 2016 (“Reporting Period”), KEMET conducted due diligence on the source and chain of custody of the cassiterite, columbite-tantalite, wolframite or gold, including their derivatives, which are limited to tin, tantalum, tungsten (“3TG”), that were necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture on or after January 1, 2016 to ascertain whether these conflict minerals originated in the Democratic Republic of Congo ("DRC") or an adjoining country as defined in the Rule (“Covered Countries”) and financed or benefited armed groups in any of these countries. It is noted that manufacturing products during a defined period of time may naturally include materials sourced prior to and during the Reporting Period. The reasonable country of origin inquiry and due diligence measures were applied to identified conflict mineral suppliers prior to and during the Reporting Period. Some conflict minerals utilized during the period were considered “outside the supply chain” under the Rule, meaning materials that were smelted (with respect to tin, tantalum or tungsten) or fully refined (with respect to gold) prior to January 31, 2013, or materials that have not been smelted or fully refined but were located outside of the Covered Countries prior to January 31, 2013. As such, conflict minerals that were considered “outside the supply chain” are exempt from reporting under the Rule. However, for the purpose of this report KEMET’s due diligence measures did not exclude these materials or suppliers. For tungsten, we did not determine the country of origin because all the material was acquired in 2011 and considered outside the supply chain.

DUE DILIGENCE MEASURES

Design of Our Due Diligence Measures
Our conflict minerals due diligence measures have been designed to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten and gold in all material respects. KEMET is both an “upstream” and “downstream” company. As an upstream company, KEMET implemented a “closed-pipe” vertically integrated conflict free tantalum supply chain. In support of sourcing conflict free material from the DRC, KEMET along with our mining partner established the Partnership for Social and Economic Sustainability in the Kisengo village in the Katanga province of the DRC. Annually, KEMET deploys company representatives to monitor the progress of the program. We designed both our upstream and downstream due diligence measures to:

1.	Establish strong company management systems for conflict minerals supply chain due diligence and reporting compliance;

2.	Identify and assess conflict minerals risks in our supply chain;

3.	Design and implement strategies to respond to conflict minerals risks identified;

4.	Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5.	Report on our conflict minerals supply chain due diligence activities, as required by the Rule.
Description of Due Diligence Performed as an Upstream Company
Based on the OECD Guidance, “upstream” refers to the mineral supply chain from the mine to the smelters/refiners. “Upstream companies” include miners (artisanal and small-scale or large-scale producers), local traders or exporters from the country of mineral origin, international concentrate traders, mineral re-processors and smelters/refiners. In addition, KEMET deployed representatives to the DRC as part of our due diligence effort.

The source and chain of custody of tantalum materials were audited and validated Conflict-Free in accordance with the EICC/GeSI Conflict-Free Smelter Program assessment protocols. Our compliance status as well as the audit protocols and procedures are publicly available on the EICC/GeSI Conflict-Free Sourcing Initiative website. Information on such website or KEMET's website referenced herein does not constitute part of this Conflict Minerals Report.

Description of the Due Diligence Performed as a Downstream Company
Based on the OECD Guidance, “downstream” means the minerals supply chain from smelters/refiners to retailers. “Downstream companies” include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers. In the following chart, KEMET has described its due diligence activities that are in accordance with the five steps set forth in the OECD Guidance. These activities were performed during the Reporting Period.

Step 1: Establish strong company management systems.
A)    To clearly communicate to suppliers and the public, KEMET maintained a formal company policy avoiding the use of conflict minerals which directly or indirectly finance or benefit armed groups in the DRC or an adjoining country (“Conflict Minerals Policy”). The Conflict Minerals Policy is publicly available on our website and was employed by our KEMET purchase order terms and conditions. The Policy was communicated to conflict mineral raw material suppliers during the reporting period and to new raw material suppliers during our supplier “on boarding” process. During the calendar year 2016, the policy was revised to better align with the OECD Guidance by including any region determined to be a conflict-affected and high risk area.

B)    To structure internal management and support supply chain due diligence, KEMET maintained in its internal Compliance Policy and Procedures, a conflict minerals document formally stating that KEMET’s Sustainability Council (“SC”) has oversight and ownership of the Conflict Minerals Policy. The SC membership consists of a cross section of senior management led by Senior Vice President, Quality, Chief Compliance Officer and Chief of Staff. The SC met quarterly to address current and future sustainability objectives and concerns. In addition, KEMET maintained a specific conflict minerals team (“Conflict Minerals Team”) that met during the Reporting Period to address the implementation and progress of our due diligence efforts.

C)    To establish a system of controls and transparency over the conflict minerals supply chain as a downstream company, KEMET maintained in our internal Supplier Quality Procedures a requirement for suppliers to provide information on the smelters or refiners in their supply chain utilizing the EICC/GeSI Conflict Mineral Reporting Template. Records of suppliers’ responses were recorded and maintained. The information was used by KEMET to determine material conflict-free status. The information was also used to provide our customers with conflict mineral smelter or refiner information.

D) To strengthen engagement with its suppliers, KEMET performed smelter outreach to encourage EICC/GeSI CFSP participation and participated in supply chain workshops.
E)    KEMET had available multiple communication channels to serve as grievance mechanisms for early-warning risk awareness. Internally, KEMET offered the “Listen Up” program to its personnel to report anonymously possible violations of KEMET’s Global Code of Conduct and other policies. The “Listen Up” program was administered by an outside firm which was not connected to KEMET. Externally, contact information was made available through KEMET’s public website (www.kemet.com). KEMET also actively participated in the following industry groups which served as an early-warning risk-awareness system.
• Organisation for Economic Co-Operation and Development (OECD)
• EICC/GeSI Conflict Free Sourcing Initiative (EICC/GeSI CFSI)
• International Tin Research Institute (ITRI)
• Tantalum-Niobium International Study Center (TIC)

Step 2: Identify and assess risk in the supply chain.
A)    For the purpose of identifying risks, KEMET surveyed our suppliers of raw materials containing a conflict mineral to obtain smelter or refiner information utilizing the EICC/GeSI Conflict Mineral Reporting Template.

B)    To assess risk, KEMET reviewed the supplier responses for completeness and for reasonableness (i.e., 1. Do not contain contradictions or inconsistencies; 2. The response is consistent with KEMET’s knowledge of the supplier). KEMET followed up with suppliers who were unresponsive or required additional clarification.

Step 3: Design and implement a strategy to respond to identified risks.
A) KEMET reported findings of supply chain risk to senior management through quarterly and monthly business review meetings.
B)    The risk management plan adopted by KEMET was in accordance with the Conflict Minerals Policy to discontinue doing business with any supplier found to be purchasing tungsten, tantalum, tin or gold material which directly or indirectly finances or benefits armed groups in the DRC or an adjoining country. KEMET understood the global supply chain of conflict minerals is complex and disclosure of mineral sources is often considered confidential. To reduce the potential supply chain risk, KEMET encouraged smelters and refiners to participate in independent assessments of their own sources through vehicles such as the EICC/GeSI Conflict-Free Smelter Program.

C)    To monitor and track performance of risk management efforts, KEMET relied on supplier survey updates and supplier EICC/GeSI CFSP updates. The status was communicated internally in Conflict Minerals Team meetings.

D)    To undertake additional fact and risk assessments for risks requiring mitigation or after a change of circumstances, KEMET will rely on the supplier re-approval process as governed by its Supplier Quality Procedures.

Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.
KEMET relied on the EICC/GeSI Conflict-Free Sourcing Program audits to validate that its due diligence is in conformance with the OECD Guidance. As an EICC/GeSI CFSI member, KEMET worked with other members to identify smelters in the supply chain, and encouraged suppliers and customers to participate in the program through direct communication and smelter outreach communication. The data on which we relied for certain statements in this declaration was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report for member KMET.

Step 5: Report on supply chain due diligence.
KEMET has publicly made available the Conflict Minerals Policy outlining its due diligence objectives and documented our “closed pipe” conflict-free tantalum supply chain with our Partnership for Social and Economic Sustainability program. As required under Section 13(p) of the Securities and Exchange Act of 1934 and the Rule, and in consultation with internal and external counsel, KEMET has filed our Form SD - Special Disclosure Report, which includes this Conflict Minerals Report as Exhibit 1.01, with the Securities and Exchange Commission for the Reporting Period and made such disclosure available on its website at www.kemet.com.

DUE DILIGENCE DETERMINATION

Summary of Due Diligence Measures Performed
KEMET’s reasonable country of origin inquiry (“RCOI”) and due diligence employed a combination of measures to determine whether the necessary conflict minerals in KEMET’s products originated from the Covered Countries. Our due diligence measures included the following activities:

1.
KEMET surveyed all identified conflict minerals suppliers to ascertain for each of these conflict minerals (a) the smelter or refiner where it was processed, (b) its country of origin and (c) its mine of origin. The survey was conducted using the EICC/GeSI Conflict Minerals Reporting Template. KEMET accepted supplier data up to March 21, 2017 for the Reporting Period.

2.
KEMET maintained our upstream “closed pipe” vertically integrated conflict-free tantalum supply chain. All of our upstream facilities were audited and validated as EICC/GeSI CFSP compliant. In addition, KEMET only sourced its downstream externally supplied tantalum material from EICC/GeSI CFSP compliant smelters.

3.
As a member company of the EICC/GeSI Conflict Free Sourcing Initiative (the “CFSI”), we leveraged the due diligence conducted on smelters and refiners by the CFSI’s Conflict-Free Smelter Program (the “CFSP”). The CFSP, developed by the EICC and

GeSI, is a voluntary initiative in which an independent third party audits smelter/refiner procurement and tolling activities and determines if the smelter or refiner demonstrated that all the minerals they processed originated from conflict-free sources.

Results of RCOI and Due Diligence Measures
Despite recent litigation and SEC guidance regarding the Rule, KEMET is voluntarily providing disclosure as to the conflict-free status of its products in an effort to provide greater transparency over KEMET’s products.

DRC Conflict Free Products
We have designated our products as “DRC conflict free” if we were able to reasonably determine that they do not contain conflict minerals necessary to their functionality or production that directly or indirectly finance or benefit armed groups in a Covered Country, or that are obtained from recycled or scrap sources, all as further defined by applicable SEC rules. KEMET’s products manufactured in the Reporting Period were determined to be DRC conflict free if (a) all KEMET’s external third party suppliers who contributed necessary conflict minerals to those products provided a response to the supply chain survey confirming they had identified all of the smelters or refiners in their supply chain and (b) all of those smelters/refiners were either EICC/GeSI Conflict Free Smelter Program compliant or sourced outside the Covered Countries.

As a result of the RCOI and due diligence conducted as described above and in accordance with the Rule as originally promulgated, KEMET has determined the following product categories to be “DRC conflict free” for the Reporting Period.

•	Tantalum Surface Mount Capacitors (MnO2)

•	Tantalum Non-Surface Mount Capacitors (MnO2)

•	Tantalum Polymer Surface Mount Capacitors (KO)

•	Ceramic Surface Mount Capacitors (MLCC)

•	Ceramic Non-Surface Mount Capacitors

•	Electrolytic Non-Surface Mount Capacitors

•	Aluminum Polymer Surface Mount Capacitors (AO)

KEMET has insufficient information from suppliers or other sources regarding all smelters and refiners that processed the necessary conflict minerals to make a determination for the other product categories set forth below and provides below the known facilities used to process the necessary conflict minerals and country of origin. The country of origin information is based on the EICC/GeSI Conflict Free Sourcing Initiative’s Reasonable Country of Origin Inquiry data as of March 3, 2017.

•	Film and Paper Surface Mount Capacitors

•	Film and Paper Non-surface Mount Capacitors

•	Electrical Filters

•	Electrical Magnetic Transformers

•	Electrical Chokes

•	Electrical Coils

•	Inductors

•	Electronic Control Boards

A total of 210 operational smelter and refiner facilities were identified by our suppliers. As of March 21, 2017:

•	175 were audited and found to be compliant to the CFSP

•	5 were actively participating in the CFSP

•	30 had not yet participated in an independent third party audit program

The charts below provide a summary of the CFSP status of the operational smelter and refiner facilities by conflict mineral:

The table below lists the known smelter and refiner facilities that processed the necessary conflict minerals in KEMET's products:

	Mineral	Smelter or Refiner Facility Name	Location of Facility	Other Product Categories
1	Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA	√
2	Gold	Aida Chemical Industries Co., Ltd.*	JAPAN	√
3	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY	√
4	Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN	√
5	Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL	√
6	Gold	Argor-Heraeus S.A.*	SWITZERLAND	√
7	Gold	Asahi Pretec Corp.*	JAPAN	√
8	Gold	Asaka Riken Co., Ltd.*	JAPAN	√
9	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	√
10	Gold	Aurubis AG*	GERMANY	√
11	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES	√
12	Gold	Boliden AB*	SWEDEN	√
13	Gold	C. Hafner GmbH + Co. KG*	GERMANY	√
14	Gold	Caridad	MEXICO	√
15	Gold	CCR Refinery - Glencore Canada Corporation*	CANADA	√
16	Gold	Cendres + Métaux S.A.	SWITZERLAND	√
17	Gold	Yunnan Copper Industry Co., Ltd.	CHINA	√
18	Gold	Chimet S.p.A.*	ITALY	√
19	Gold	Chugai Mining	JAPAN	√
20	Gold	Daejin Indus Co., Ltd.*	KOREA (REPUBLIC OF)	√
21	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	√
22	Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	√
23	Gold	DODUCO GmbH*	GERMANY	√
24	Gold	Dowa*	JAPAN	√
25	Gold	Eco-System Recycling Co., Ltd.*	JAPAN	√
26	Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION	√
27	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	√
28	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	√
29	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	√
30	Gold	Heimerle + Meule GmbH*	GERMANY	√
31	Gold	Heraeus Metals Hong Kong Ltd.*	CHINA	√
32	Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY	√
33	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	√

34	Gold	HwaSeong CJ CO., LTD.	KOREA (REPUBLIC OF)	√
35	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA	√
36	Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN	√
37	Gold	Istanbul Gold Refinery*	TURKEY	√
38	Gold	Japan Mint*	JAPAN	√
39	Gold	Jiangxi Copper Co., Ltd.*	CHINA	√
40	Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA	√
41	Gold	Asahi Refining Canada Ltd.*	CANADA	√
42	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION	√
43	Gold	JSC Uralelectromed*	RUSSIAN FEDERATION	√
44	Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN	√
45	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	√
46	Gold	Kazzinc*	KAZAKHSTAN	√
47	Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA	√
48	Gold	Kojima Chemicals Co., Ltd.*	JAPAN	√
49	Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN	√
50	Gold	Lingbao Gold Co., Ltd.	CHINA	√
51	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	√
52	Gold	LS-NIKKO Copper Inc.*	KOREA (REPUBLIC OF)	√
53	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	√
54	Gold	Materion*	UNITED STATES OF AMERICA	√
55	Gold	Matsuda Sangyo Co., Ltd.*	JAPAN	√
56	Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA	√
57	Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA	√
58	Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE	√
59	Gold	Metalor Technologies S.A.*	SWITZERLAND	√
60	Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA	√
61	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO	√
62	Gold	Mitsubishi Materials Corporation*	JAPAN	√
63	Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN	√
64	Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION	√
65	Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.*	TURKEY	√
66	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	√
67	Gold	Nihon Material Co., Ltd.*	JAPAN	√
68	Gold	Elemetal Refining LLC*	UNITED STATES OF AMERICA	√

69	Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN	√
70	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION	√
71	Gold	PAMP S.A.*	SWITZERLAND	√
72	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	√
73	Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION	√
74	Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA	√
75	Gold	PX Précinox S.A.*	SWITZERLAND	√
76	Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA	√
77	Gold	Royal Canadian Mint*	CANADA	√
78	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	√
79	Gold	Samduck Precious Metals*	KOREA (REPUBLIC OF)	√
80	Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	√
81	Gold	Schone Edelmetaal B.V.*	NETHERLANDS	√
82	Gold	SEMPSA Joyería Platería S.A.*	SPAIN	√
83	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA	√
84	Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA	√
85	Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	√
86	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION	√
87	Gold	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA	√
88	Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN	√
89	Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN	√
90	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	√
91	Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA	√
92	Gold	Tokuriki Honten Co., Ltd.*	JAPAN	√
93	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	√
94	Gold	Torecom*	KOREA (REPUBLIC OF)	√
95	Gold	Umicore Brasil Ltda.*	BRAZIL	√
96	Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM	√
97	Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA	√
98	Gold	Valcambi S.A.*	SWITZERLAND	√
99	Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA	√
100	Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN	√
101	Gold	Yokohama Metal Co., Ltd.*	JAPAN	√
102	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA	√
103	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA	√

104	Gold	Guangdong Jinding Gold Limited	CHINA	√
105	Gold	Umicore Precious Metals Thailand*	THAILAND	√
106	Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA	√
107	Gold	Republic Metals Corporation*	UNITED STATES OF AMERICA	√
1	Tantalum	Exotech Inc.*	UNITED STATES OF AMERICA
2	Tantalum	F&X Electro-Materials Ltd.*	CHINA
3	Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*	CHINA
4	Tantalum	LSM Brasil S.A.*	BRAZIL
5	Tantalum	NPM Silmet AS*	ESTONIA
6	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
7	Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
8	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*	CHINA
9	Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
10	Tantalum	KEMET Blue Metals*	MEXICO
11	Tantalum	H.C. Starck Co., Ltd.*	THAILAND
12	Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
13	Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
14	Tantalum	H.C. Starck Inc.*	UNITED STATES OF AMERICA
15	Tantalum	H.C. Starck Ltd.*	JAPAN
16	Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
17	Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
18	Tantalum	Global Advanced Metals Aizu*	JAPAN
19	Tantalum	KEMET Blue Powder*	UNITED STATES OF AMERICA
20	Tantalum	Power Resources Ltd.*	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
21	Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
22	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
23	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
24	Tantalum	Mineração Taboca S.A.*	BRAZIL
25	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
1	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA	√
2	Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA	√
3	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	√
4	Tin	Alpha*	UNITED STATES OF AMERICA	√
5	Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL	√
6	Tin	CV Gita Pesona*	INDONESIA	√

7	Tin	PT Justindo	INDONESIA	√
8	Tin	PT Aries Kencana Sejahtera*	INDONESIA	√
9	Tin	CV Serumpun Sebalai*	INDONESIA	√
10	Tin	CV United Smelting*	INDONESIA	√
11	Tin	Dowa*	JAPAN	√
12	Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)	√
13	Tin	Estanho de Rondônia S.A.	BRAZIL	√
14	Tin	Fenix Metals*	POLAND	√
15	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA	√
16	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	√
17	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	√
18	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	√
19	Tin	China Tin Group Co., Ltd.*	CHINA	√
20	Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA	√
21	Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA	√
22	Tin	Mineração Taboca S.A.*	BRAZIL	√
23	Tin	Minsur*	PERU	√
24	Tin	Mitsubishi Materials Corporation*	JAPAN	√
25	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	√
26	Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND	√
27	Tin	Operaciones Metalurgical S.A.*	BOLIVIA (PLURINATIONAL STATE OF)	√
28	Tin	PT Artha Cipta Langgeng*	INDONESIA	√
29	Tin	PT Babel Inti Perkasa*	INDONESIA	√
30	Tin	PT Bangka Tin Industry*	INDONESIA	√
31	Tin	PT Belitung Industri Sejahtera*	INDONESIA	√
32	Tin	PT Bukit Timah*	INDONESIA	√
33	Tin	PT DS Jaya Abadi*	INDONESIA	√
34	Tin	PT Eunindo Usaha Mandiri*	INDONESIA	√
35	Tin	PT Karimun Mining*	INDONESIA	√
36	Tin	PT Mitra Stania Prima*	INDONESIA	√
37	Tin	PT Panca Mega Persada*	INDONESIA	√
38	Tin	PT Prima Timah Utama*	INDONESIA	√
39	Tin	PT Refined Bangka Tin*	INDONESIA	√
40	Tin	PT Sariwiguna Binasentosa*	INDONESIA	√
41	Tin	PT Stanindo Inti Perkasa*	INDONESIA	√

42	Tin	PT Sumber Jaya Indah*	INDONESIA	√
43	Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA	√
44	Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA	√
45	Tin	PT Tinindo Inter Nusa*	INDONESIA	√
46	Tin	PT Tommy Utama*	INDONESIA	√
47	Tin	Rui Da Hung*	TAIWAN, PROVINCE OF CHINA	√
48	Tin	Soft Metais Ltda.*	BRAZIL	√
49	Tin	Thaisarco*	THAILAND	√
50	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	√
51	Tin	VQB Mineral and Trading Group JSC*	VIET NAM	√
52	Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL	√
53	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	√
54	Tin	Yunnan Tin Company Limited*#	CHINA	√
55	Tin	CV Venus Inti Perkasa*	INDONESIA	√
56	Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL	√
57	Tin	PT Tirus Putra Mandiri	INDONESIA	√
58	Tin	Melt Metais e Ligas S.A.*	BRAZIL	√
59	Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA	√
60	Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES	√
61	Tin	PT Inti Stania Prima*	INDONESIA	√
62	Tin	CV Ayi Jaya*	INDONESIA	√
63	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	√
64	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	√
65	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	√
66	Tin	PT Cipta Persada Mulia*	INDONESIA	√
67	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	√
68	Tin	Resind Indústria e Comércio Ltda.*	BRAZIL	√
69	Tin	Metallo-Chimique N.V.*	BELGIUM	√
70	Tin	Elmet S.L.U.*	SPAIN	√
71	Tin	PT Bangka Prima Tin*	INDONESIA	√
72	Tin	PT Sukses Inti Makmur*	INDONESIA	√
73	Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA	√
1	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
2	Tungsten	Japan New Metals Co., Ltd.*	JAPAN
3	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA

4	Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
5	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Country of Origin May Include
Benin, Bolivia (Plurinational State of), Burkina Faso, Chile, Columbia, Ecuador, Eritrea, Ghana, Guatemala, Guinea, Guyana, Honduras, Mali, Nicaragua, Panama, Peru, Senegal, Togo, United States of America, South Africa, Australia, Brazil, China, Ethiopia, France, India, Madagascar, Malaysia, Namibia, Nigeria, Russia, Sierra Leone, Thailand, Zimbabwe, Mozambique, Burundi, Rwanda, The Democratic Republic of Congo, Columbia, Indonesia, Uganda, Laos, Mongolia, Myanmar, Portugal, Vietnam, Austria, Cambodia, Canada, Japan, Mexico, Spain, Uzbekistan

* Smelters/refiners which have been found CFSP-compliant as of March 21, 2017.
# KEMET acknowledges reported allegations from December 2016 this smelter may have acquired tin ore material extracted by companies either owned or controlled by United Wa State Army or the United Wa State Party currently sanctioned by the U.S. Department of the Treasury's Office of Foreign Asset Control for narcotics trafficking. KEMET conducts no direct transactions with either the smelter or its ore sources.

Future Steps to Mitigate Risks
The due diligence steps previously described for both an upstream and downstream company will be used for future reporting periods to mitigate risk and improve our due diligence. KEMET will continue:

•
Engaging suppliers of 3TG to improve the content of their responses. This includes a conflict-minerals flow down clause as well as new supplier or new material conflict minerals provisions as part of our “on boarding process.”

•	Working through the EICC CFSI to accurately identify new or existing smelters and refiners and increase their participation in the EICC Conflict Free Smelter Program.

•	Working with the OECD and relevant trade associations to define and improve best practices.

•	Sourcing our upstream materials from conflict free validated mines which utilize traceability schemes to ensure complete chain of custody and maintain our EICC CFSP.
KEMET believes these supply chain exercises in concert with synergy and momentum created during the Reporting Period, as well as the Conflict Minerals Policy, will mitigate the risk that the necessary conflict minerals benefit armed groups and will improve our due diligence.

INDEPENDENT PRIVATE SECTOR AUDIT
Our due diligence processes and certain descriptions in this Conflict Minerals Report were audited by Resource Consulting Services Limited ("RCS Global"), as our independent private sector auditor. The auditor’s report can be found as Appendix A to this Conflict Minerals Report.

Appendix A to Conflict Minerals Report of KEMET Corporation

REPORT OF INDEPENDENT PRIVATE SECTOR AUDITOR

[Letterhead of Resource Consulting Services Limited]

INDEPENDENT PRIVATE SECTOR AUDIT REPORT
DODD FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT, SECTION 1502

KEMET CORPORATION

To Senior Vice President, Quality, Chief Compliance Officer and Chief of Staff

Resource Consulting Services Limited (“RCS Global” or “RCS”) conducted an Independent Private Sector Audit (IPSA) of KEMET Corporation’s (the “Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2016. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:

1) Whether the design of the Company’s due diligence framework as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is in conformity, in all material respects, with the criteria set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict- Affected and High-Risk Areas, Second Edition 2013 (“OECD Guidance”), and

2) Whether the Company’s description of the due diligence measures it performed, as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is consistent with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. The opinion or conclusion in this audit report is in relation to the two audit objectives. These audit objectives are narrowly defined and do not include the auditor’s opinion on:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance.

•	The completeness of the Company’s description of the due diligence measures performed.

•	The suitability of the design or operating effectiveness of the Company’s due diligence process.

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance.

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof.

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Consequently, we do not express an opinion or conclusion on the matters listed above or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework and the Company’s description of the due diligence measures it performed as set forth in the Sections mentioned in the audit objectives.

We conducted this performance audit in accordance with generally accepted government auditing standards, in particular Chapters 1, 2, 3, 6 and 7 of the U.S. Government Accountability Office Generally Accepted Government Auditing Standards, Revision of December 2011. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives.

For the first audit objective, we reviewed policies, processes and procedures describing the design of the due diligence framework and conducted interviews with the persons directly responsible for the conflict minerals program at the Company. For the second audit objective, we reviewed records supporting the implementation of due diligence measures as described in the Conflict Minerals Report. For the second audit objective, we adopted a sampling approach for the review of records, taking into account the type of mineral, the total population as well as type and level of risk associated with sourcing practices of supply chain actors.

We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.

Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.

In our opinion,

•
The design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2016, as set forth in the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•
The Company’s description of the due diligence measures it performed as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is consistent with the due diligence process that the Company undertook.

Resource Consulting Services Limited
London, 22 March 2017

Dr. Nicholas Garrett
Auditor